UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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Corcept Therapeutics Incorporated
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Corcept Therapeutics Incorporated
149 Commonwealth Drive
Menlo Park, California 94025

Notice of Annual Meeting of Stockholders
To Be Held on June 18, 2019
Dear Stockholder:
The Annual Meeting of Stockholders of Corcept Therapeutics Incorporated, or the Company, will be held on Tuesday, June 18, 2019 at 7:30 a.m. local time at the Company’s headquarters located at 149 Commonwealth Drive, Menlo Park, CA 94025 for the following purposes, as more fully described in the accompanying proxy statement:
1.To elect five directors to hold office until the 2020 Annual Meeting of Stockholders and until their successors are duly elected and qualified.
2.To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.
3.To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on April 22, 2019 will be entitled to notice of, and to vote at, such meeting or any adjournments or postponements thereof.

By Order of the Board of Directors,

/s/ G. Charles Robb

G. Charles Robb
Chief Financial Officer and Secretary
Menlo Park, California
April 24, 2019

Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to be Held on June 18, 2019
Our 2019 Proxy Materials are available at www.corcept.com/proxymaterials/2019
YOUR VOTE IS IMPORTANT!
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE YOUR SHARES BY INTERNET, BY TELEPHONE OR BY COMPLETING, SIGNING, DATING AND MAILING PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

Corcept Therapeutics Incorporated
149 Commonwealth Drive
Menlo Park, California 94025
650-327-3270

PROXY STATEMENT
2019 ANNUAL MEETING OF STOCKHOLDERS
General
We are furnishing this proxy statement and the enclosed proxy in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at the Annual Meeting of Stockholders of Corcept Therapeutics Incorporated (the “Company”) to be held on Tuesday, June 18, 2019 at 7:30 a.m. local time, at 149 Commonwealth Drive, Menlo Park, California 94025 and at any adjournments thereof (the “Annual Meeting”). This proxy statement and accompanying proxy card are being first mailed to stockholders on or about April 26, 2019.
Who Can Vote
Only holders of our common stock at the close of business on April 22, 2019 (the “Record Date”) are entitled to vote at the Annual Meeting. Stockholders who hold shares of our common stock in “street name” may vote at the Annual Meeting only if they hold a valid proxy from their broker.
Shares Outstanding and Quorum
As of the Record Date, there were 114,825,732 shares of our common stock outstanding. A majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting must be present in person or by proxy in order for there to be a quorum at the meeting. Stockholders of record who are present at the meeting in person or by proxy and who withhold votes or abstain from voting and broker non-votes will be included in the number of shares present at the meeting for purposes of determining whether a quorum is present.
Voting Rights
Each stockholder of record is entitled to one vote at the Annual Meeting for each share of common stock held by such stockholder on the Record Date. Stockholders may vote their shares by using the proxy card enclosed with this proxy statement. Stockholders do not have cumulative voting rights.  All proxies we receive which are properly voted, whether by signed proxy card or by telephonic or internet voting, that have not been revoked will be voted in accordance with the instructions contained in the proxy. If a proxy is received which does not specify a vote or an abstention, the shares represented by that proxy will be voted (a) for each of the nominees to the Board listed on the proxy card and in this proxy statement and (b) for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019. We are not aware, as of the date hereof, of any matters to be voted upon at the Annual Meeting other than those stated in this proxy statement and the accompanying Notice of Annual Meeting of Stockholders. If any other matters are properly brought before the Annual Meeting, the enclosed proxy card gives discretionary authority to the persons named as proxies to vote the shares represented by the proxy card in their discretion.
Votes Required to Approve Each Proposal
The holders of a majority of the outstanding shares of common stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for the Annual Meeting.  If a quorum is not present at the meeting, the chairman of the meeting may adjourn the meeting to another place, date or time. If a quorum exists at the Annual Meeting, the stockholders will be entitled to vote on the following proposals:

•	election of directors (Proposal No. 1); and

•	ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 (Proposal No. 2)

Directors will be elected by a plurality of the votes cast, which means that the five director nominees who receive the highest number of shares voted “FOR” their election will be elected.
Adoption of all other proposals requires the affirmative vote of a majority of the votes case affirmatively or negatively, meaning that the number of shares voted “FOR” a proposal must exceed the number of shares voted “against” such proposal.
Withhold votes, abstentions and broker non-votes will have no impact on the outcome of the proposals and will only be counted for purpose of determining whether a quorum exists.
Revocability of Proxies
A stockholder of record may revoke a proxy at any time before it is voted at the Annual Meeting by (a) delivering a proxy revocation or another duly executed proxy bearing a later date to the Secretary of our company at 149 Commonwealth Drive, Menlo Park, California 94025 or (b) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not revoke a proxy unless the stockholder votes in person at the meeting.
Solicitation of Proxies

The proxy card accompanying this proxy statement is solicited by our Board. We will pay the costs of soliciting proxies. In addition to solicitation by mail, our officers, directors and employees may solicit proxies personally or by telephone without receiving additional compensation. If requested, we will pay brokers, banks and other fiduciaries that hold shares of common stock for beneficial owners the reasonable out-of-pocket cost of forwarding the proxy statement and proxy card to stockholders.
Householding of Proxy Materials

“Householding” is a procedure approved by the Securities and Exchange Commission (the “SEC”) under which stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our proxy statement from us or a bank, broker or other intermediary, unless one or more of these stockholders notifies us, the bank, broker or other intermediary that they wish to continue to receive individual copies. We do not “household” for any of our stockholders of record. However, as explained below, your bank, broker or other intermediary may be householding your account if you hold your shares in street name.

If you hold shares in street name, your bank, broker or other intermediary may deliver only one copy of our proxy statement to multiple stockholders of the same household who share the same address, and may continue to do so, unless your bank, broker or other intermediary has received contrary instructions from one or more of the affected stockholders in the household. If you are such a beneficial holder, contact your bank, broker or other intermediary to receive a separate set of our proxy materials.

NOMINEES TO BOARD OF DIRECTORS

At the Annual Meeting, the stockholders will vote on the election of five directors, each to serve until the annual meeting of stockholders in 2020 and until their successors are duly elected and qualified.
The name, age at March 31, 2019 and principal occupation of each person nominated for election to the Board, all of whom currently serve as our directors, are set forth below:

Name	Age	Occupation
James N. Wilson	75	Chairman of the Board
Joseph K. Belanoff, M.D.	61	Chief Executive Officer and President
G. Leonard Baker, Jr. (2)	76	Venture Capitalist
David L. Mahoney (1)(3)	64	Private Investor
Daniel N. Swisher, Jr. (1) (2)	56	President and Chief Operating Officer of Jazz Pharmaceuticals plc

(1)	Member of Audit Committee

(2)	Member of Compensation Committee

(3)	Member of Corporate Governance and Nominating Committee
In addition to the information presented below regarding the qualities that led our Board to conclude that they should serve as directors, our director nominees have a reputation for integrity, honesty and adherence to high ethical standards and have demonstrated business acumen, sound judgment and a commitment to serve our company and the Board. Our Board believes that the backgrounds and qualifications of these nominees, considered as a group, exhibit a combination of experience, knowledge and talent that will allow them to fulfill their responsibilities as Board members.
James N. Wilson has served as a director and as Chairman of our Board since 1999. From 2005 to 2018, he was also a member of the Board of NuGEN Technologies, Inc. (“NuGEN”), a provider of systems for genomic analysis. From 2002 to 2009, Mr. Wilson served as the lead independent director of Amylin Pharmaceuticals, Inc. (“Amylin”), a publicly-traded biopharmaceutical company, and from 1996 to 2001, he was Chairman of the Board of Amira Medical, Inc., which was acquired by Hoffmann-La Roche A.G. From 1991 to 1994, Mr. Wilson was Chief Operating Officer of Syntex Corporation (“Syntex”), which was acquired by Roche Holding, Ltd. From 1989 to 1990, Mr. Wilson was Chairman and Chief Executive Officer of Neurex Corporation (“Neurex”), which was acquired by Elan Corporation plc. From 1982 to 1988, he was Chief Executive Officer of LifeScan, Inc., which was acquired by Johnson & Johnson Company. Mr. Wilson received his B.A. and M.B.A. from the University of Arizona. Mr. Wilson brings to our Board extensive experience in the biotechnology industry, as both a senior executive and director.
Joseph K. Belanoff, M.D. is a co-founder of our company and has served as a member of our Board and our Chief Executive Officer since Corcept’s inception in 1999, and as our President since 2014. Dr. Belanoff is an Adjunct Professor of Psychiatry at Stanford University (School of Medicine), where he has held positions in the Department of Psychiatry and Behavioral Sciences since 1992. Dr. Belanoff received his B.A. from Amherst College and his M.D. from Columbia University’s College of Physicians & Surgeons. Dr. Belanoff brings to our Board a deep knowledge of our financial activities, commercial operations and our research and development programs. He also has valuable expertise in business administration, drug discovery, clinical medicine and psychopharmacology.
G. Leonard Baker, Jr. has served as a member of our Board since 1999. Since 1973, Mr. Baker has been a Managing Director of the General Partner of Sutter Hill Ventures, a venture capital firm in Palo Alto, California. Mr. Baker currently serves on the boards of a number of private companies. He received his B.A. from Yale University and his M.B.A. from Stanford University. Mr. Baker brings to our Board extensive experience in advising companies about finance, strategic transactions and operations.
David L. Mahoney is a private investor who has served as a member of our Board since July 2004. From 1999 to 2001, Mr. Mahoney served as co-Chief Executive Officer of McKesson HBOC, Inc., a healthcare supply management and information technology company, and as Chief Executive Officer of iMcKesson LLC, a healthcare management and connectivity company. He joined McKesson Corporation in 1990 as Vice President for Strategic Planning. Prior to joining McKesson, Mr. Mahoney was a principal with McKinsey & Company, a management consulting firm, where he worked from 1981 to 1990. Mr. Mahoney serves on the board of Symantec Corporation (“Symantec”), a publicly-traded software technology company, including as chair of its Compensation Committee and a member of its Nominating and Governance Committee; and Adamas Pharmaceuticals, Inc., a publicly traded bio-pharmaceutical company, where he is the Lead Independent Director and chair of the Compensation

Committee. Mr. Mahoney also served as a member of the Audit Committee of Symantec from 2003 to 2011. He also serves on the boards of directors of the San Francisco Museum of Modern Art and Mercy Corps and is a Trustee of the Schwab/Laudus Family of Funds and Mount Holyoke College. Mr. Mahoney previously served on the board of directors of KQED, Inc., a public non-profit television and radio operator. Mr. Mahoney received his B.A. from Princeton University and his M.B.A. from Harvard University. Mr. Mahoney brings to our Board extensive experience in pharmaceutical management, operating strategy and logistics.
Daniel N. Swisher, Jr. became a member of our Board in June 2015. He has been the President and Chief Operating Officer of Jazz Pharmaceuticals since January 2018. From 2003 to December 2017, he was Chief Executive Officer and a member of the board of directors of Sunesis Pharmaceuticals, a clinical-stage biopharmaceutical company. From 2005 to 2017, he was also its President. He joined Sunesis in 2001 and had previously served as the company’s chief business officer and chief financial officer. Prior to that, Mr. Swisher held a range of senior management roles, including Senior Vice president of Sales and Marketing at ALZA Corporation, a pharmaceutical and medical systems company, from 1992 to 2001. Mr. Swisher has served as Chairman of the Board of Cerus Corporation, a publicly traded biopharmaceutical company, since 2013. Mr. Swisher received his B.A. from Yale University and an M.B.A. from the Stanford Graduate School of Business. Mr. Swisher brings to our Board experience in life science industry sales, operations and finance.
There are no family relationships among any of our directors or named executive officers.

DIRECTOR NOMINATION
Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee is responsible for, among other things, identifying individuals qualified to serve as members of the Board, recommending to the Board nominees for election as directors and providing oversight with respect to corporate governance and ethical conduct. The Corporate Governance and Nominating Committee’s charter is available at www.corcept.com. The Committee currently consists of David L. Mahoney (Chairman), Daniel M. Bradbury and Renée D. Galá. Following the 2019 Annual Meeting of Stockholders, assuming the election of each director nominee herein, the Corporate Governance and Nominating Committee will consist of G. Leonard Baker, Jr. (Chairman) and David L. Mahoney. The Board has determined that all members of the Corporate Governance and Nominating Committee are independent under the rules of the Nasdaq Stock Market. The Corporate Governance and Nominating Committee met four times during 2018. In accordance with the requirements of the Nasdaq Stock Market, the Corporate Governance and Nominating Committee recommends director candidates to the Board for review and approval.

The information below describes the criteria the Corporate Governance and Nominating Committee applies and the process it uses to evaluate candidates for director.

Board Membership Criteria. The Corporate Governance and Nominating Committee’s goal is to identify director candidates with the skills and judgment to serve on our Board and to seek out candidates with a broad diversity of background and experience. The Corporate Governance and Nominating Committee also seeks to ensure that a majority of the directors are independent under the rules of the Nasdaq Stock Market, that the Audit Committee and Compensation Committee are each composed of independent directors, and that members of the Audit Committee possess the accounting and financial expertise the Nasdaq Stock Market and SEC rules require.
Process for Identifying and Evaluating Nominees. The Corporate Governance and Nominating Committee initiates the process for identifying and evaluating nominees to the Board by identifying a slate of candidates who meet the criteria for selection as nominees and have the specific qualities or skills being sought based on input from members of the Board, management and, if the Corporate Governance and Nominating Committee deems appropriate, a third-party search firm. The Corporate Governance and Nominating Committee will also consider recommendations for nominees by stockholders on the same basis.
With respect to candidates for initial election to the Board, the Corporate Governance and Nominating Committee also reviews biographical information and qualifications and checks the candidate’s references. Qualified candidates are interviewed by at least one member of the Corporate Governance and Nominating Committee. Serious candidates meet, either in person or by telephone, with all members of the Corporate Governance and Nominating Committee and as many other members of the Board as practicable.
Based on interviews and other information, the Corporate Governance and Nominating Committee evaluates which of the prospective candidates is qualified to serve as a director and whether the Committee should recommend to the independent members of the Board that the Board nominate, or elect to fill a vacancy with, a prospective candidate. Candidates recommended by the Corporate Governance and Nominating Committee are presented to the Board for selection as nominees to be presented for the approval of the stockholders or for election to fill a vacancy. The Corporate Governance and Nominating Committee expects that a similar process will be used to evaluate nominees recommended by stockholders.
Stockholders Proposals for Nominees. The Corporate Governance and Nominating Committee will consider written proposals from stockholders for nominees for director. Such nominations should be submitted to the Secretary of our Company and should include the following information: (a) all information required by Regulation 14A of the Securities Exchange Act of 1934, as amended (“Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and willingness to serve as a director; (b) the name(s) and address(es) of the stockholder(s) making the nomination and the number of shares of our common stock which are owned beneficially and of record by such stockholder(s); and (c) biographical information and a statement as to the qualifications of the nominee. Our Amended and Restated Bylaws provide that advance notice of a stockholder’s proposal to be brought before the 2020 Annual Meeting of Stockholders, including director nominations, must be delivered to the Secretary of our company at our principal executive offices not earlier than 120 days (December 28, 2019) and not later than 90 days (January 27, 2020) prior to the anniversary of the mailing date of the proxy materials for the previous year’s annual meeting. Our Amended and Restated Bylaws also provide that in the event that the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the anniversary date of the preceding year’s annual meeting, this advance notice must be received not later than the close of business on the later of (i) the 120th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made.
Nominees to the Board of Directors for the Annual Meeting. The nominees for the Annual Meeting were recommended for selection by the Corporate Governance and Nominating Committee and were selected by the Board.

BOARD MEETINGS AND COMMITTEES
The Board met four times in 2018. In addition to the Corporate Governance and Nominating Committee, which is described above, the Board has Audit and Compensation Committees. The Audit Committee met five times and the Compensation Committee met one time in 2018. Each member of the Board attended 75 percent or more of the total number of Board meetings and meetings of Board committees on which such Board member served. The independent directors of the Board met in executive sessions four times in 2018.
We encourage our directors to attend the annual stockholder meetings. Two of them attended the 2018 annual stockholder meeting.
Audit Committee. In 2018, the Audit Committee consisted of Daniel N. Swisher, Jr. (Chairman), Renée D. Galá and David L. Mahoney. Following the 2019 Annual Meeting of Stockholders, assuming the election of each director nominee herein, the Audit Committee will consist of Daniel Swisher Jr. (Chairman), David L. Mahoney and James N. Wilson. The Board has determined that all members of the Audit Committee are independent under the rules of the Nasdaq Stock Market and that each of them can read and understand financial statements. In addition, the Board has determined that each member of the Audit Committee satisfies the independence requirements of Rule 10A-3(b)(1) of the Exchange Act. The Board has determined that each of Messrs. Swisher, Mahoney and Wilson and Ms. Galá qualifies as an “Audit Committee financial expert” as defined by Item 407(d)(5) of Regulation S-K of the Securities Act and the Exchange Act. The purpose of the Audit Committee is to oversee the accounting and financial reporting processes and financial statements audits. The responsibilities of the Audit Committee include appointing and providing for the compensation of the independent registered public accounting firm to conduct the annual audit of our accounts, reviewing the scope and results of the independent audits, reviewing and evaluating internal accounting policies, and approving all professional services to be provided to us by our independent registered public accounting firm. The Audit Committee charter is available at www.corcept.com.
Compensation Committee. In 2018, the Compensation Committee consisted of G. Leonard Baker, Jr. (Chairman), Daniel M. Bradbury and Daniel N. Swisher, Jr. Following the 2019 Annual Meeting of Stockholders, assuming the election of each director nominee herein, the Compensation Committee will consist of David L. Mahoney (Chairman), G. Leonard Baker, Jr. and Daniel Swisher Jr. The Board has determined that all members of the Compensation Committee are independent under the rules of the Nasdaq Stock Market. The Compensation Committee reviews and approves, subject to stockholder or Board approval as required, (i) our incentive, equity-based compensatory plans and (ii) any benefit, compensation or severance arrangements with our named executive officers or in which they participate. In addition, the Committee reviews and approves corporate goals relevant to our chief executive officer’s compensation and recommends the structure and amount of such compensation to the Board for its review and approval. The Committee also reviews the compensation and benefits offered to nonemployee directors and recommends changes to the Board, as appropriate. The Committee’s charter permits it to delegate its authority and responsibilities as it deems appropriate to individual members of the Committee or to a subcommittee of Committee members. The Compensation Committee’s charter is available at www.corcept.com.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT
Board Leadership Structure. We are committed to sound corporate governance practices and value independent board oversight as an essential component of strong corporate performance. Five of our seven directors qualify as independent under the rules of the Nasdaq Stock Market, and, following the 2019 Annual Meeting of Stockholders, assuming the election of each director nominee herein, four of our five directors will qualify as independent under the rules of the Nasdaq Stock Market. In February 2019, our Board reviewed the independence of each director and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board determined that the following directors are “independent” under the rules of the Nasdaq Stock Market:
G. Leonard Baker, Jr.
Daniel M. Bradbury
Renée D. Galá
David L. Mahoney
Daniel N. Swisher, Jr.

Our Board also determined that, as of June 1 , 2019, James N. Wilson will be “independent” under the rules of the Nasdaq Stock Market, provided that there is no intervening event that would affect Mr. Wilson’s independence between the date of the Board’s determination and June 1, 2019.

In accordance with our Amended and Restated Bylaws, our Board appoints our officers, including our Chief Executive Officer. Our Board does not have a policy on whether the role of the Chairman of the Board and Chief Executive Officer should be separate and whether a lead independent director should be selected. Currently, we separate the roles of Chief Executive Officer and Chairman of the Board. The Chief Executive Officer is responsible for setting Corcept’s strategic direction and its day-to-day leadership and performance. The Chairman of the Board provides guidance to the Chief Executive Officer, sets the agenda for Board meetings and presides over meetings of the full Board. Our Chief Executive Officer, Joseph K. Belanoff, M.D., is an employee of our company and is therefore not “independent” under the rules of the Nasdaq Stock Market. Our Board believes that its current leadership structure is appropriate for Corcept and its stockholders.

Risk Oversight. The Board oversees our risk exposure and the steps management has undertaken to control our business, financial and other risks. The Board continuously assesses the risks we face and reviews our strategic plan at least annually. Although the Board bears ultimate responsibility for the Company’s risk management, the Audit Committee oversees management of risks arising from our accounting policies and practices, financial reporting, SEC compliance and potential director or named executive officer conflicts of interest. The Compensation Committee oversees director and executive officer compensation and strives to create compensation incentives that discourage risk-taking inconsistent with our business strategy. The Corporate Governance and Nominating Committee oversees management of risks associated with corporate governance and regulatory compliance. Each committee regularly reports to the full Board.

COMMUNICATIONS WITH DIRECTORS
Stockholders or other interested parties may communicate with any director or committee of our Board by writing to them c/o Secretary, Corcept Therapeutics Incorporated, 149 Commonwealth Drive, Menlo Park, California 94025. Comments or questions regarding our accounting, internal controls or auditing matters will be referred to the Audit Committee. Comments or questions regarding the nomination of directors and other corporate governance matters will be referred to the Corporate Governance and Nominating Committee.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Our Compensation Committee consists of G. Leonard Baker, Jr. (Chairman), Daniel M. Bradbury and Daniel N. Swisher, Jr., none whom is currently, or has been, an officer or employee of our company. None of our named executive officers currently serves or in the past year has served as a member of the board of directors of any entity that has one or more named executive officers serving on our Board or Compensation Committee.
INFORMATION CONCERNING EXECUTIVE OFFICERS
The names of our executive officers, their ages as of March 31, 2019 and certain other information about them are set forth below:

Name	Age	Position
Joseph K. Belanoff, M.D.	61	Chief Executive Officer, President and Director
Andreas Grauer, M.D.	58	Chief Medical Officer
G. Charles Robb	56	Chief Financial Officer and Secretary
Sean Maduck	42	Senior Vice President, Commercial

Joseph K. Belanoff, M.D. Biographical information regarding Dr. Belanoff is set forth under “Nominees to Board of Directors.”
Andreas Grauer, M.D. has served as our Chief Medical Officer since March 2019. Prior to joining Corcept, Dr. Grauer spent more than ten years at Amgen in a variety of leadership roles, most recently as Vice President of Global Development, where he led or oversaw programs in therapeutic areas including bone, nephrology, and inflammation throughout all phases of development. Dr. Grauer also brings significant experience in regulatory filings across the world that culminated in multiple new drug application and biologic license application approvals. Before Amgen, he held senior executive positions at Procter & Gamble Pharmaceuticals. Dr. Grauer holds an M.D. from the University of Heidelberg Medical School, where he graduated magna cum laude. He is Board Certified in both internal medicine and endocrinology in Germany.
G. Charles Robb has served as our Chief Financial Officer since September 2011 and as our Secretary since January 2014. From 2005 to 2011, Mr. Robb served as the Senior Vice President of Operations, Administration and Finance of Fitness Anywhere, Inc., a private fitness equipment and training company with operations in the United States, Europe and Asia. From 2003 to 2005, Mr. Robb was engaged in the private practice of law. From 2000 to 2002, he was Senior Vice President of Citadon, Inc. He also held positions in business development for Nomura Asset Capital Corporation from 1998 to 1999 and in sales and marketing for Legal Research Network, Inc. from 1996 to 1998. From 1992 to 1996, Mr. Robb practiced law at Howard, Rice, Nemerovski, Canady, Falk & Rabkin. Mr. Robb earned a B.A. in English and Political Philosophy from Yale and a J.D. from Harvard Law School.
Sean Maduck has served as our Senior Vice President, Commercial since April 2016. Prior to that, he served as our Vice President, Sales & Marketing. Mr. Maduck joined Corcept in 2012, bringing to the company 12 years of pharmaceutical, biotechnology and management experience. From 2002 to 2012, he held positions in the Finance, Portfolio Planning, and Commercial functions at Genentech. Prior to Genentech, he was an investment banking analyst at W.R Hambrecht + Company. He currently serves on the Board of Directors of the Cancer Support Community – San Francisco Bay Area. Mr. Maduck earned an A.B. from Dartmouth College, a B.E. in Biomedical Engineering from the Thayer School of Engineering at Dartmouth College, and a Masters in Management from the Stanford Graduate School of Business.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding ownership of our common stock as of March 31, 2019 (or earlier date with respect to information regarding former employees or that is based on filings with the SEC) by (a) each person known to us to own more than 5 percent of the outstanding shares of our common stock, (b) our directors, (c) our Chief Executive Officer and each other named executive officer named in the compensation tables appearing later in this proxy statement and (d) all directors and named executive officers as a group. The information in this table is based solely on statements in filings with the SEC or other information we believe to be reliable. Percentage of ownership is based on 114,931,777 shares of common stock outstanding as of March 31, 2019. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to the shares. Shares of common stock subject to outstanding options and warrants exercisable within 60 days of March 31, 2019 are deemed outstanding for computing the percentage of ownership of the person holding such options or warrants but are not deemed outstanding for computing the percentage of any other person.

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)	Percentage of Shares Beneficially Owned
5 percent Stockholders
BlackRock, Inc. (3)	15,529,665	13.5%
Federated Investors, Inc. and affiliated entities (4)	11,604,789	10.1%
Vanguard Group Inc. (5)	10,773,994	9.4%
Ingalls & Snyder, LLC and affiliated entities (6)	8,643,023	7.5%
Consonance Capital Management LP and affiliated entities (7)	6,211,964	5.4%
Directors and Named Executive Officers
Joseph K. Belanoff (8)	5,503,926	4.7%
G. Leonard Baker, Jr. (9)	5,361,686	4.7%
James N. Wilson (10)	3,647,641	3.1%
David L. Mahoney (11)	1,454,888	1.3%
G. Charles Robb (12)	1,353,730	1.2%
Sean Maduck (13)	987,524	*
Daniel M. Bradbury (14)	375,575	*
Daniel N. Swisher, Jr. (15)	173,541	*
Renée D. Galá (16)	116,041	*
Robert S. Fishman (17)	88,373	*
All directors and named executive officers as a group (10 persons) (18)	19,062,925	15.5%

*	Less than 1 percent of our outstanding common stock.

(1)	Unless otherwise indicated, the address of each of the named individuals is c/o Corcept Therapeutics, 149 Commonwealth Drive, Menlo Park, California 94025.

(2)
Beneficial ownership of shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power, or of which a person has the right to acquire ownership within 60 days after March 31, 2019. Except as otherwise noted, each person or entity has sole voting and investment power with respect to the shares shown.

(3)
Information regarding the holdings of Blackrock, Inc., or Blackrock, is based on information obtained from Amendment No. 3 to Schedule 13G filed by Blackrock with respect to its holdings as of December 31, 2018. The address for BlackRock is 55 East 52nd Street, New York, NY 10055.

(4)
Consists of shares beneficially held by registered investment companies and separate accounts advised by subsidiaries of Federated Investors, Inc., or Federated, that have been delegated the power to direct investments and power to vote the securities by the registered investment companies’ board of trustees or directors and by the separate accounts’ principals. The foregoing beneficial ownership information is based on information obtained from Amendment No. 10 to Schedule 13G filed by Federated Investors, Inc. with respect to its holdings as of December 31, 2018. Federated is the parent holding company of Federated Equity Management Company of Pennsylvania and Federated Global Investment Management Corp., collectively referred to herein as the Investment Advisers, which act as investment advisers to registered investment companies and separate accounts that own shares of our common stock. The Investment Advisers are wholly owned subsidiaries of FII Holdings, Inc., which is wholly owned subsidiary of Federated. All of Federated’s outstanding voting stock is held in the Voting Shares Irrevocable Trust, or the Trust, for which John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue act as trustees, collectively referred to herein as the Trustees. The Trustees exercise collective voting control over Federated. Each of Federated, the Trust and the Trustees disclaims beneficial ownership of all holdings reflected herein, except to the extent of his individual pecuniary interest therein. Federated’s address is Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, Pennsylvania 15222-3779.

(5)
Information regarding the holdings of Vanguard Group Inc., or Vanguard, is based on information obtained from Amendment No. 1 to Schedule 13G filed by Vanguard with respect to its holdings as of December 31, 2018. The address for Vanguard is PO Box 2600, V26, Valley Forge, PA 19482.

(6)
Consists of shares held by Ingalls & Snyder LLC, or Ingalls, for the benefit of Ingalls & Snyder Value Partners, L.P., or ISVP, or other investment advisory clients. Information regarding the holdings of Ingalls and ISVP is based on information obtained from Amendment No. 10 to Schedule 13G filed by Ingalls with respect to its holdings as of December 31, 2018. ISVP is an investment partnership managed under an investment advisory contract by Ingalls, a registered broker dealer and a registered investment advisor. Ingalls holds investment authority but not voting authority over shares held by its investment advisory clients. Mr. Thomas O. Boucher, Jr., a Managing Director of Ingalls, and Mr. Robert L. Gipson and Adam Janovic, Senior Directors of Ingalls, are the general partners of ISVP and share investment and voting power over the shares held by ISVP. Each of these individuals disclaims beneficial ownership of all such shares, except to the extent of his individual pecuniary interest therein. The address for Ingalls is 1325 Avenue of the Americas, New York, NY 10019.

(7)
Consists of an aggregate of 6,211,964 shares held by Consonance Capital Management LP, or the Adviser, Consonance Capital Opportunity Fund Management LP, or Consonance Opportunity, Mitchell Blutt and Consonance Capman GP LLC, or Capman. Information regarding the holdings of these parties is based on information obtained from Amendment No. 1 to Schedule 13G filed by them with respect to their holdings as of December 31, 2018. Consonance Capital Master Account LP, or Consonance Master, directly holds 6,061,303 shares of our common stock (the “Master Account Shares”). The Adviser, is the investment adviser of Consonance Master, and pursuant to an investment advisory agreement, the Adviser exercises voting and investment power over the Master Account Shares held by Consonance Master. Capman is the general partner of the Adviser and Mitchell Blutt, as the Manager & Member of Capman and Chief Executive Officer of the Adviser, may be deemed to control Capman and the Adviser. Each of the Adviser, Capman and Mr. Blutt may be deeded to beneficially own the Master Account Shares. A managed account managed by Consonance Opportunity directly holds 150,661 shares of our common stock (the “Managed Account Shares”). Capman is the general partner of Consonance Opportunity and Mitchell Blutt, as the Manager & Member of Capman, may be deemed to control Capman and Consonance Opportunity. Each of Consonance Opportunity, Capman and Mr. Blutt may be deemed to beneficially own the Managed Account Shares. The address for these parties is 1370 Avenue of the Americas, Floor 33, New York, NY 10019.

(8)	Includes 2,984,374 shares that may be acquired by Dr. Belanoff within 60 days of March 31, 2019 pursuant to options.

(9)
Includes (a) 207 shares held in Mr. Baker’s name, (b) 955,055 shares held in The Baker Revocable Trust of which Mr. Baker is a trustee, (c) 996,631 shares held by a Roth IRA for the benefit of Mr. Baker, (d) 3,114,793 shares held by Saunders Holdings, L.P. of which Mr. Baker is a trustee of a trust which is the general partner and (e) 295,000 shares that may be acquired by Mr. Baker within 60 days of March 31, 2019.

(10)
Includes (a) 115,782 shares held in Mr. Wilson's name, (b) 1,299,218 shares that may be acquired by Mr. Wilson within 60 days of March 31, 2019 pursuant to options, (c) 1,331,574 shares held by the James N. Wilson and Pamela D. Wilson Trust and (d) 901,067 shares held by James and Pamela Wilson Family Partners. Mr. Wilson has voting power over the shares held by the James N. Wilson and Pamela D. Wilson Trust and James and Pamela Wilson Family Partners pursuant to voting agreements. Mr. Wilson disclaims beneficial ownership of all of such shares, except to the extent of his pecuniary interest therein.

(11)
Includes (a) 1,119,888 shares held by the David L. Mahoney and Winnifred C. Ellis 1998 Family Trust and (b) 335,000 shares that may be acquired by Mr. Mahoney within 60 days of March 31, 2019 pursuant to options. Mr. Mahoney is a member of our Board.

(12)
Includes (a) 8,025 shares held in Mr. Robb’s name, (b) 1,337,500 shares that may be acquired by Mr. Robb within 60 days of March 31, 2019 pursuant to options and (c) 8,205 shares held as custodian for his children under the California Uniform Transfers to Minors Act over which Mr. Robb has voting control.

(13)	Includes (a) 50,024 shares held in Mr. Maduck’s name and (b) 937,500 shares that may be acquired by Mr. Maduck within 60 days of March 31, 2019 pursuant to options.

(14)
Consists of (a) 130,575 shares held in the name of BioBrit, LLC, over which Mr. Bradbury has voting and investment power, and (b) 245,000 shares that may be acquired by Mr. Bradbury within 60 days of March 31, 2019 pursuant to options.

(15)	Includes 173,541 shares that may be acquired by Mr. Swisher within 60 days of March 31, 2019 pursuant to options.

(16)	Includes (a) 10,000 shares held in Ms. Galá’s name and (b) 106,041 shares that may be acquired by Ms. Galá within 60 days of March 31, 2019 pursuant to options.

(17)	Includes 88,373 shares that may be acquired by Mr. Fishman within 60 days of March 31, 2019 pursuant to options.

(18)	Total number of shares includes common stock held by directors, named executive officers and entities affiliated with directors and named executive officers. See footnotes 8 through 17 above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
As a matter of policy, all related party transactions between us and any of our officers, directors or principal stockholders are reviewed and approved by our Audit Committee, as set forth in its charter, or a majority of the independent and disinterested members of our Board, to ensure they are on terms no less favorable to us than could be obtained from unaffiliated third parties and have bona fide business purposes. In 2018, there were no related party transactions.
Severance and Change in Control Agreements. We have entered into severance and change in control agreements with our executive officers. The agreements provide that, if employment is terminated without cause or for good reason regardless of whether it is in connection with a change in control, the executive will continue to receive, for 12 months, his or her base salary and continued health insurance coverage. The agreements also provide for full vesting of the terminated executive’s outstanding equity awards in the event the termination occurs, with or without cause, within 18 months following a change in control.
Director Indemnification Agreements. We have entered into indemnification agreements with our directors and executive officers. Such agreements require us, among other things, to indemnify our officers and directors, for any event or occurrence related to the fact that the indemnified officer and/or director is or was a director, officer, employee, consultant, agent or fiduciary of or to the Company, or is or was serving at the request of the Board as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by such indemnified person in any such capacity, other than for liabilities arising from willful misconduct, and to advance any expenses incurred as a result of any proceeding subject to indemnification.
See “Director Compensation” for a discussion of our director compensation policy.
CODE OF ETHICS
We have adopted a Code of Ethics that applies to all of our directors, officers and employees, including our principal executive officer, our principal financial officer and our principal accounting officer, which is available at our website, www.corcept.com. We intend to disclose at www.corcept.com any amendment to, or waiver of, any provision of our Code of Ethics applicable to our directors and executive officers required to be disclosed under the rules of the SEC and the Nasdaq Stock Market.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Under Section 16(a) of the Exchange Act and SEC rules, our directors, executive officers and beneficial owners of more than 10 percent of any class of our equity securities are required to file periodic reports of their ownership, and changes in that ownership, with the SEC. Based solely on our review of copies of these reports and representations of such reporting persons, we believe that, during the year ended December 31, 2018, such reporting persons met all applicable Section 16(a) filing requirements.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

Our goal is to offer competitive compensation that rewards good performance in both the short- and long-term. We pay direct compensation consisting of base salary, cash bonuses for the achievement of significant corporate goals and long-term equity incentive awards. The Compensation Committee has primary responsibility for the design and administration of our executive compensation program.
This section discusses the principles underlying our policies with respect to the compensation of the named executive officers included in the “Summary Compensation Table” and the factors that determined the compensation decisions we made in 2018. Our named executive officers for 2018 were Joseph K. Belanoff, M.D., Chief Executive Officer and President; G. Charles Robb, Chief Financial Officer and Secretary; Sean Maduck, Senior Vice President, Commercial; and Robert S. Fishman, Chief Medical Officer.

Mr. Maduck was appointed as an executive officer on February 7, 2018. On November 13, 2018, Dr. Fishman announced his intention to resign. His last day at Corcept was January 31, 2019.
Executive Summary
In 2018, we achieved significant clinical, commercial and financial goals:

•
Generated strongly positive efficacy and safety data in the Phase 2 trial of our proprietary selective cortisol modulator, relacorilant, to treat patients with hypercortisolism. We also started its Phase 3 trial.

•
Successfully completed the Phase 1 trial of our proprietary selective cortisol modulator, CORT118335, which has shown promise as a potential treatment for two wide-spread, life-threatening diseases - antipsychotic-induced weight gain and non-alcoholic steatohepatitis (commonly referred to as “NASH”).

•
Generated encouraging data in our Phase 1/2 trial of relacorilant in combination with nab-paclitaxel (Celgene Corporation’s drug, Abraxane®) to treat patients with a variety of solid tumors, in particular advanced ovarian cancer and metastatic pancreatic cancer.

•	Increased revenue from the sale of Korlym® for the treatment of patients with hypercortisolism from $159.2 million in 2017 to $251.2 million in 2018.

•	Increased our cash and investments by 98.8 percent, to $206.8 million.
Executive Compensation 2018 Program Overview
Based on our compensation principles and in light of both company and individual performance, the Compensation Committee took the following actions with respect to the compensation for our named executive officers for 2018:
Base Salary. Effective February 1, 2018, the Compensation Committee recommended, and the Board approved, a 5.0 percent increase to the annual base salary of Dr. Belanoff, a 10.0 percent increases to the annual base salaries of Mr. Robb and Mr. Maduck and a 4.0 percent increase to the base salary of Mr. Fishman.
Bonuses. In accordance with our practice of awarding cash bonuses for the achievement of significant corporate goals, in February 2019, we paid bonuses to all employees of the company, including our named executive officers, in recognition of the accomplishments described above.
Equity Awards. In February 2018, the Compensation Committee recommended, and the Board approved, the grant of options to each of our named executive officers. These awards vest monthly over a four-year period, subject to the named executive officer’s continued employment.  The Board made these grants as an incentive for the recipients’ continued service and to align their interests with the interests of the company’s stockholders.

Strong Stockholder Support for our Compensation Decisions

Ninety-five percent of the voting stockholders at our 2017 annual meeting voted to approve the 2016 compensation of our named executive officers. Fifty-eight percent approved our practice of submitting the compensation of named executive officers to a non-binding stockholder vote once every three years.  In light of this support, the Compensation Committee did not change the design of our compensation programs during 2018.  The Compensation Committee’s objective will continue to be aligning management’s interests with those of our stockholders’ in long-term value creation. We plan to hold our next advisory vote with respect to named executive officer compensation at our 2020 annual meeting.
Compensation Principles and Objectives

Our compensation program is meant to attract, motivate and retain highly-qualified executive officers by paying them competitively and in a manner that reflects Corcept’s performance and their contributions to Corcept’s success. Each year the Board sets goals designed to link each named executive officer’s compensation to significant increases in Corcept’s long-term value. These goals reference the attainment of research, development, commercial and financial objectives, which the Board evaluates at end of the year. Because drug development can take many years, the largest portion of our named executives’ compensation consists of option grants that are subject to extended vesting periods and reward achievements that increase stockholder value in the long term.
Except for their salaries, compensation for our named executive officers is performance-based. The Compensation Committee determines the structure and amount of performance-based compensation based on the its members’ knowledge of the most effective practices in the biotechnology and specialty pharmaceutical industries.
These are the Compensation Committee’s objectives:

•	Align executive and stockholder interests by providing equity awards and bonuses that are tied to company and individual performance in both the short- and long-term;

•
Make sure compensation is competitive by relying on the Compensation Committee members’ expertise and many years’ experience with companies both inside and outside the pharmaceutical industry, recognizing that because of our business model, there may be few directly comparable companies; and

•	Recognize that optimum compensation practices for a company with relatively few employees may be substantially different than those for a larger company.

The Chairman of the Board and the members of the Compensation Committee are seasoned executives of, consultants to, or venture capitalists with investments in, the biotechnology and specialty pharmaceutical industry. Collectively the Chairman of the Board and members of the Compensation Committee in 2018 have served as board and compensation committee members of many public and privately held companies including NuGen, Jazz Pharmaceuticals, Aimmune Therapeutics, Symantec, Sunesis Pharmaceuticals, Adamas Pharmaceuticals, Intercept Pharmaceuticals, Geron Corporation and Cerus Corporation. As a result of this extensive involvement in the compensation of executives at these and other companies, we believe that the Chairman of the Board and the members of the Compensation Committee (as well as our other Board members) clearly understand the compensation structures and amounts that are necessary to attract, motivate and retain management talent in our industry.
Determination of Compensation

The Compensation Committee reviews the performance of our named executive officers annually. To aid the Compensation Committee in its deliberations, our Chief Executive Officer reviews the performance of all executives other than himself and makes compensation recommendations regarding them.  The Compensation Committee bases its review on the Chief Executive Officer’s input and on its independent evaluation of the achievements of Corcept and of each executive during the period. The Compensation Committee or, with the Compensation Committee’s input, the Board then sets salaries, performance bonuses and grants of stock options, taking into account its members’ understanding of compensation practices in the biotechnology and pharmaceutical industry and the members’ experiences as executives, consultants, board and compensation committee members, and investors in such companies.

Tax Considerations
In making its compensation determinations, our Compensation Committee considers the impact of Section 162(m) of the Internal Revenue Code of 1986, as amended, which limits the tax deductibility by us of annual compensation in excess of $1,000,000 paid to our named executive officers.
While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Compensation Committee’s overall compensation philosophy and objectives. The Compensation Committee considers ways to maximize the deductibility of executive compensation, while retaining the flexibility to compensate officers in a manner commensurate with their performance and the competitive market for executive talent. The Compensation Committee may award compensation to our named executive officers that may not be fully deductible if it determines that such compensation is in our stockholders’ best interests and is consistent with our compensation principles.
Elements of Executive Compensation
Base Salary

The Compensation Committee or, with Compensation Committee input, the Board determines our executives’ salaries based on its members’ many years of assessing competitive market rates and the salaries required to attract, motivate and retain talented executives.  Each year the Compensation Committee and the Board reviews the Chief Executive Officer’s base salary to determine if a change is appropriate based on its assessment of market trends and our company’s commercial and clinical performance. The Compensation Committee applies similar scrutiny to the salaries of our other officers, with input from the Chief Executive Officer. Base salary increases are not determined formulaically. Based on the Compensation Committee’s and the Board’s assessment of market trends, the Compensation Committee recommended and the Board approved the following base salary increases effective February 1, 2018: a 5.0 percent increase to the annual base salary of Dr. Belanoff, a 10.0 percent increase to the annual salaries of Mr. Robb and Mr. Maduck and a 4.0 percent increase to the base salary of Mr. Fishman.
Performance-Based Compensation
Cash Bonus. We pay discretionary bonuses annually based on the Compensation Committee’s or, with the Compensation Committee’s input, the Board’s assessment of our company’s achievement of significant corporate goals and each named executive officer’s contribution to such achievements. The Compensation Committee and the Board believe that the best way to ensure that our executives’ compensation is aligned with our business objectives and the interests of stockholders is to retain the discretion to pay bonuses when significant goals are met, such as the successful completion of a clinical trial, approval of a new product, a significant increase in revenue or profitability, and substantial improvements in our management or operational capabilities.

In February 2019, the Compensation Committee and the Board evaluated the performance of our company and each of our named executive officers with respect to our short- and long-term goals.  The Compensation Committee and the Board reviewed the accomplishments set forth in the Executive Summary above, including generation of strong positive efficacy and safety data in the Phase 2 trial and initiation of the Phase 3 trial of relacorilant to treat patients with hypercortisolism, successful completion of the Phase 1 trial of CORT118335, generation of encouraging data in our Phase 1/2 trial of relacorilant to treat patients with a variety of solid tumors, in particular advanced ovarian cancer and metastatic pancreatic cancer, and significant growth in our revenue, cash and investments. In light of these achievements, the Compensation Committee recommended, and the Board approved, bonus payments in the following amounts: Dr. Belanoff: $477,750; Mr. Maduck: $198,000; Mr. Robb: $237,600; and Dr. Fishman: $200,529.
Long-Term Equity Incentive Program. All of our employees, including our named executive officers, are eligible to receive grants of stock options under our 2012 Incentive Award Plan. We believe that equity incentives are necessary to link executive compensation to the performance of our stock and our sustained growth. We have used stock options as our long-term performance-based equity incentive vehicle, because the Compensation Committee believes that stock options maximize an executive’s incentive to increase stockholder value, since there is no financial gain to an executive officer unless our stock price appreciates and the full value of the option award is only realized if any stock price increase is sustained over the award’s vesting period.

The Compensation Committee and the Board typically grant stock options upon a named executive officer joining our company and once per year in connection with its determination of the named executive officer’s potential future performance.  The Compensation Committee and the Board also typically grant stock options following a significant change in job responsibility or in recognition of a significant achievement.  The Compensation Committee or, with input from the Compensation Committee, the

Board determines the number of shares underlying each stock option grant based on a number of factors, including the scope of the executive officer’s responsibilities and anticipated contributions to achievement of our goals, the value of the stock option at the time of grant and the Compensation Committee’s or the Board’s understanding of industry practices and norms and other competitive factors. The relative weight given to each of these considerations is at the Compensation Committee’s or the Board’s discretion. There is no set formula.

To maximize the incentive for continued employment, stock options granted to our named executive officers generally vest over four years, measured from the date of grant. We have occasionally granted stock options that vest based on the attainment of performance goals. Stock option awards generally expire ten years from the date of the grant, which allows the executive to focus on the creation and sustainment of long-term stockholder value and to have a reasonable opportunity to benefit from price appreciation in our shares. The exercise price is set at 100 percent of the fair market value of our stock on the date of grant.
In February 2018, the Board approved grants of options to our named executive officers to purchase shares of our common stock as follows: 475,000 shares to Dr. Belanoff; 200,000 shares to Mr. Maduck; 200,000 shares to Mr. Robb; and 150,000 shares to Dr. Fishman. These stock option awards vest in substantially equal monthly installments over a four-year period from the grant date, subject to the named executive officer’s continued employment through each applicable vesting date. These awards were granted to our named executive officers as an incentive toward their continued service to the company and to further align their interests with the interests of our stockholders. The size of each award was based on the Compensation Committee’s and Board’s determination of the recipient’s ability to contribute to our future success.
Severance and Change in Control Arrangements

We entered into Severance and Change in Control Agreements with each of our named executive officers to encourage continued attention and dedication to duties without distraction should there arise the possibility of a change in the control of our company and to help ensure a smooth transition should such a change in control occur.  The terms of the agreements are identical. For a detailed description of the Severance and Change in Control Agreements, see “Potential Payments Upon Termination or Change in Control - Severance and Change in Control Agreements” below.
Other Elements of Compensation

Our executives are eligible to receive retirement and insurance benefits on the same terms as our other employees, as set forth below.  Eligibility for all employees begins on the first day of the month coinciding with or immediately following the first business day of employment.  These benefits help us attract and retain talented employees in a competitive market, where such benefits are common.  Each year, we review the benefits package we offer.
401(k) Plan. We have a Section 401(k) Savings/Retirement Plan, or 401(k) Plan, to cover eligible employees of the company and any designated affiliate. The 401(k) Plan permits eligible employees to defer up to 100 percent of their annual compensation, subject to limitations imposed by the Internal Revenue Code.  All contributions are immediately vested and non-forfeitable. We make no matching contributions
Medical Insurance. At our sole cost, we provide each eligible employee, including each named executive officer, and his or her spouse and children with health, dental and vision insurance.
Life and Disability Insurance. At our sole cost, we provide each eligible employee, including each named executive officer, disability and life insurance.
Policies with Respect to Equity Compensation Awards

Our policy is to grant stock option awards based on the fair market value as of the date of grant. The exercise price for each stock option grant is based on the last quoted price per share on the Nasdaq Capital Market on the date of grant. We do not have not and do not intend to select option grant dates for named executive officers in coordination with the release of material non-public information.

We also have an insider trading policy that prohibits our named executive officers and Board members from engaging in certain transactions in our stock, including short sales, and in derivative securities related to our stock.

Summary Compensation Table
The following table provides compensation information for the years ended December 31, 2018, 2017 and 2016 for each of our named executive officers.

Name and Principal Position	Year	Base Salary ($)	Bonus ($)	Option Awards (1) ($)	All Other Compensation ($)	Total ($)
Joseph K. Belanoff, M.D.,	2018	679,792	477,750	5,157,075	—	6,314,617
Chief Executive Officer and	2017	647,333	702,000	2,922,119	—	4,271,452
President	2016	615,000	444,960	1,382,390	—	2,442,350
G. Charles Robb,	2018	436,667	237,600	2,171,400	—	2,845,667
Chief Financial Officer and	2017	397,929	320,000	1,062,589	—	1,780,518
Secretary	2016	374,685	150,000	377,015	—	901,700
Sean Maduck,	2018	436,667	198,000	2,171,400	—	2,806,067
Senior Vice President,	2017	397,917	320,000	2,036,818	—	2,754,735
Commercial						—
Robert S. Fishman, M.D.	2018	444,192	200,529	1,628,550	—	2,273,271
Former Chief Medical Officer (2)	2017	427,107	171,672	531,294	—	1,130,073
	2016	411,363	130,000	234,067	—	775,430

(1)
Amounts shown do not reflect compensation actually received by the named executive officers or the actual value that may be recognized by the named executive officers with respect to these awards in the future. Amounts reported constitute the grant date fair value of option awards as calculated under FASB ASC Topic 718. The relevant assumptions used to calculate the value of the option awards are set forth in Part IV – Item 15(1) - Financial Statements, Notes to Financial Statements, Note 8 – “Preferred Stock and Stockholders’ Equity – Stock-Based Compensation Related to Employee and Director Options” in our Annual Report on Form 10-K for the year ended December 31, 2018.

(2)	Dr. Fishman resigned as our Chief Medical Officer effective January 31, 2019.
Grants of Plan-Based Awards During 2018
The following table summarizes the grants of option awards we made to the named executive officers in 2018.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (1) (#)	Exercise Price or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2) ($)
Joseph K. Belanoff, M.D.	2/7/2018	475,000	16.52	5,157,075
G. Charles Robb	2/7/2018	200,000	16.52	2,171,400
Sean Maduck	2/7/2018	200,000	16.52	2,171,400
Robert S. Fishman, M.D.	2/7/2018	150,000	16.52	1,628,550

(1)
The stock options vest over a four year period at the rate of 2.08334 percent on each monthly anniversary of the grant date until fully vested, subject to the terms and conditions of the option award agreement.

(2)
The amount reported constitutes the grant date fair value of the option award, calculated in accordance with FASB ASC Topic 718. Refer to Note 8 “Preferred Stock and Stockholders’ Equity – Stock-Based Compensation Related to Employee and Director Options” included in Part IV – Item 15(1) - Financial Statements, Notes to Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2018 for the relevant assumptions used to determine the valuation of our option awards.

Outstanding Equity Awards at Fiscal Year-End
The following table summarizes unexercised options that have not vested and related information for each of our named executive officers as of December 31, 2018. To date, no stock awards have been granted to any of our named executive officers.

	Vesting Commencement	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration
Name	Date (1)	(#)	(#)	($)	Date
Joseph K. Belanoff, M.D.	3/26/2009	282,885	—	$1.19	3/26/2019
	5/19/2011	800,000	—	$4.42	5/19/2021
	2/17/2012	500,000	—	$1.19	3/26/2019
	1/30/2013	800,000	—	$2.08	1/30/2023
	2/18/2015	431,250	18,750	$3.29	2/18/2025
	2/26/2016	389,583	160,417	$3.88	2/26/2026
	2/10/2017	252,083	297,917	$8.27	2/10/2027
	2/7/2018	98,958	376,042	$16.52	2/7/2028
G. Charles Robb	9/1/2011	600,000	—	$2.70	9/1/2021
	1/30/2013	200,000	—	$2.08	1/30/2023
	11/19/2013	75,000	—	$1.92	11/19/2023
	2/18/2015	143,750	6,250	$3.29	2/18/2025
	2/26/2016	106,250	43,750	$3.88	2/26/2026
	2/10/2017	91,666	108,334	$8.27	2/10/2027
	2/7/2018	41,666	158,334	$16.52	2/7/2028
Sean Maduck	11/1/2012	25,000	—	$2.24	11/1/2022
	1/30/2013	20,000	—	$2.08	1/30/2023
	10/16/2013	25,000	—	$1.92	11/19/2023
	2/6/2014	40,000	—	$3.02	2/6/2024
	8/1/2014	55,009	—	$2.61	8/1/2024
	2/18/2015	224,574	10,417	$3.29	2/18/2025
	2/26/2016	106,250	43,750	$3.88	2/26/2026
	4/27/2016	100,000	50,000	$5.05	5/2/2026
	2/10/2017	183,333	216,667	$8.27	2/10/2027
	2/7/2018	41,666	158,334	$16.52	2/7/2028
Robert S. Fishman, M.D.	9/28/2015	249,312	79,688	$3.51	9/29/2025
	2/26/2016	70,833	29,167	$3.88	2/26/2026
	2/10/2017	45,833	54,167	$8.27	2/10/2017
	2/7/2018	31,250	118,750	$16.52	2/7/2028

(1)
Each unvested option vests and becomes exercisable in substantially equal monthly installments through the fourth anniversary of the vesting commencement date, subject to the named executive officer’s continued services through the applicable vesting date.

Option Exercises in 2018
The following table includes certain information with regard to options exercised by our named executive officers during 2018.

	Option Exercise
Name	Number of Shares Acquired On Exercise (#)	Value Realized on Exercise ($)(1)
Joseph K. Belanoff, M.D.	217,115	3,443,444
Robert S. Fishman, M.D.	88,000	1,086,560
Sean Maduck	80,000	1,159,394
G. Charles Robb	25,000	378,250

(1)	The value realized on the exercise represents the excess of the closing price of our common stock on the date of exercise over the exercise price of the shares.
Pension Benefits
None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us.
Nonqualified Deferred Compensation
None of our named executives participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us.
Potential Payments Upon Termination or Change in Control
Severance and Change in Control Agreements
We have entered into Severance and Change in Control Agreements with each of our named executive officers. The terms of the agreements are identical. The agreements provide that, if the executive’s employment is terminated by us without “cause” or by the executive for “good reason” (as each term is defined in the agreements) prior to or more than 18 months following a change in control, the executive will be eligible to receive 12 months of his or her then-current base salary, payable in substantially equal installments in accordance with the company’s customary payroll procedures and continued health insurance coverage for up to 12 months following the date of termination. In addition, the agreements provide that in the event the executive’s employment is terminated by us without “cause” or by the executive for “good reason” within 18 months following a change in control, the executive will be eligible to receive an amount equal to 12 months of his or her then-current base salary payable in a lump sum, continued health insurance coverage for up to 12 months following the date of termination, and full vesting of all outstanding equity awards. The receipt of any severance will be subject to the executive signing and not revoking a separation agreement and release of claims in a form reasonably acceptable to us within 60 days following executive’s termination of employment. No severance will be paid or provided until the separation agreement and release of claims becomes effective.
The following table reflects compensation payable to each of Drs. Belanoff and Fishman and Messrs. Robb and Maduck upon a change in control or various employment termination events. The amounts shown below assume that (i) the named executive officer experienced a qualifying termination effective as of December 31, 2018 or (ii) a change in control of our company occurred and the named executive officer experienced a qualifying termination on December 31, 2018.

Name	Benefit	Termination For Any Reason Outside of a Change in Control	Termination For Any Reason Within 18 Months Following a Change in Control
Joseph K. Belanoff, M.D.	Base Salary	$679,792	$679,792
	Accelerated Vesting of Stock Options	—	$3,225,963	(1)
	Health Benefit	$29,605	$29,605
	Total	$709,397	$3,935,360
G. Charles Robb	Base Salary	$436,667	$436,667
	Accelerated Vesting of Stock Options	—	$1,029,108	(1)
	Health Benefit	$21,266	$21,266
	Total	$457,933	$1,487,041
Sean Maduck	Base Salary	$436,667	$436,667
	Accelerated Vesting of Stock Options	—	$2,037,984	(1)
	Health Benefit	$29,605	$29,605
	Total	$466,272	$2,504,256
Robert S. Fishman, M.D.	Base Salary	$444,192	$444,192
	Accelerated Vesting of Stock Options	—	$1,337,140	(1)
	Health Benefit	$29,605	$29,605
	Total	$473,797	$1,810,937

(1)
For unvested options held by named executive officers as of December 31, 2018, the value ascribed to the change in control acceleration features under the Severance and Change in Control Agreements is calculated by multiplying any excess in the closing price for our company’s common stock on the Nasdaq Stock Market as of December 31, 2018, $13.36, over the exercise price of the option grant, times the number of unvested shares in the option grant as of that date.

Risk Assessment of Compensation Programs
Our Compensation Committee and Board have determined that our compensation policies, plans and practices are appropriately balanced and do not create risks that will have a material adverse effect on our company. To make this determination, they reviewed the company’s compensation policies, plans and practices with a focus on compensation program design, payment methodology, relationship to performance and length of performance period, and oversight and controls as compared to the compensation practices that they have seen in similar companies. During the review, the Compensation Committee noted risk mitigating factors inherent in our compensation practices, including the Compensation Committee’s and management’s discretion in approving executive and employee compensation and establishing performance goals for short and long-term compensation plans, the balance between fixed and variable pay and the mix of short and long-term incentives that encourage consistent performance over a sustained period, and these factors aligned the interests of our named executive officers and employees with those of our stockholders.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2018 with respect to the shares of our common stock that may be issued under all of our existing equity compensation plans, which consist of the 2012 Incentive Award Plan and the 2004 Equity Incentive Plan.

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))(2)
Equity compensation plans approved by stockholders	22,827,174	$7.72	7,725,176	(1)(2)
Equity compensation plans not approved by stockholders	—	—	—
Total	22,827,174	$7.72	7,725,176

(1)	Represents shares of common stock remaining available for future issuance under our 2012 Incentive Award Plan as of December 31, 2018.

(2)
The 2012 Incentive Award Plan contains an “evergreen” provision that allows for increases on the first day of each year beginning in 2013 and ending in 2022, the lesser of an additional (i) 8,000,000 shares of our common stock, (ii) 4 percent of the outstanding shares of common stock on the immediately preceding December 31 or (iii) such smaller number of shares determined by the Board. None of our other plans has an “evergreen” provision. On February 8, 2019, the Board authorized an “evergreen” increase in the shares available for grant under the 2012 Plan to be equivalent to 4 percent of the shares of our common stock outstanding on December 31, 2018, which represented an increase of 4,601,212 shares to the plan.

DIRECTOR COMPENSATION
The following table provides compensation information, for the one-year period ended December 31, 2018, for each non-employee member of our Board.  Dr. Belanoff is not provided additional compensation for his service on our Board.

Name	Fees Earned or Paid in Cash ($)	Option Awards(1)(2) ($)	Total ($)
James N. Wilson	120,000	638,669	758,669
G. Leonard Baker, Jr.	55,000	212,889	267,889
Daniel M. Bradbury	52,375	212,889	265,264
Daniel N. Swisher, Jr.	67,375	212,889	280,264
David L. Mahoney	60,000	212,889	272,889
Renée D. Galá	55,000	212,889	267,889

(1)
Amounts shown do not reflect compensation actually received by the directors or the actual value that may be recognized by the directors with respect to these awards in the future. Instead, the amounts shown represent the grant date fair value of the awards as calculated under FASB ASC Topic 718. The relevant assumptions used to calculate the value of the option awards are set forth in Part IV – Item 15(1) - Financial Statements, Notes to Financial Statements, Note 8 – “Preferred Stock and Stockholders’ Equity – Stock-Based Compensation Related to Employee and Director Options” in our Annual Report on Form 10-K for the year ended December 31, 2018.

(2)
As of December 31, 2018, our non-employee directors held options outstanding to purchase the following number of shares: Mr. Baker: 295,000; Mr. Bradbury: 245,000; Mr. Swisher: 175,000; Mr. Mahoney: 335,000; Ms. Galá: 125,000 shares; and Mr. Wilson: 1,405,000 shares. During 2018, Mr. Wilson, as chairman of the board, was granted an option to purchase 75,000 shares with a grant date fair value of $638,669, Messrs. Baker, Bradbury, Swisher and Mahoney and Ms. Galá were each granted an option to purchase 25,000 shares with a grant date fair value of $212,889. All of these awards vest pro-rata over a one-year period at the rate of 8.3334 percent on the monthly anniversary of the date of grant, subject to continued service.

For 2018, non-employee directors received a director fee from us for their services as members of the Board in the amount of $40,000 per year. In addition, the Chair and members of the Audit Committee received fees of $20,000 and $10,000, respectively, per year; the Chair and members of the Compensation Committee received fees of $15,000 and $7,500, respectively, per year; the Chair and members of the Corporate Governance & Nominating Committee received fees of $10,000 and $5,000, respectively, per year.  Commencing March 1, 2018, the chairman of our board of directors received an annual cash retainer of $120,000 in lieu of any other fees.  New directors are granted an option to purchase 60,000 shares of our common stock in connection with their initial election to the Board. The initial director options vest with respect to 25 percent of the shares on the first anniversary of the date of the grant and, thereafter, at the rate of 2.08334 percent per month, until fully vested, subject to the director’s continued service.  Non-employee directors who are reelected at the Annual Meeting are each granted an option to purchase 25,000 shares of our common stock that vests over one year at the rate of 8.3334 percent per month from the date of the Annual Meeting until fully vested, subject to the director’s continued service. The Board has also historically approved larger option awards for directors serving certain leadership roles.  In 2018, the Board approved an option covering 75,000 shares of our common stock to Mr. Wilson for his service as Chairman of the Board.
We have entered into a Severance and Change in Control Agreement with James N. Wilson, Chairman of the Board. The agreement with Mr. Wilson provides that if his employment or service on the Board is terminated involuntarily by us without “cause” or by him for “good reason” (as each is defined in the agreement) within 18 months following a change in control all of his outstanding equity awards shall become fully vested. Mr. Wilson will only receive vesting acceleration under this agreement if he signs and does not revoke a separation agreement and release of claims in a form reasonably acceptable to our Company within 60 days following termination of employment. No vesting acceleration will be provided to Mr. Wilson until the separation agreement and release of claims becomes effective.
Pay Ratio Disclosure
The Dodd-Frank Wall Street Reform and Consumer Protection Act and Regulation S-K require us to report the ratio of the median annual compensation of our full- and part-time employees in 2018 (that is, the employee whose compensation is in the middle of the group, with as many employees earning more as earned less, not including our CEO) to the annual total compensation of our CEO.
We identified the employee with median compensation by comparing the W-2 gross income (Box 1) of all full- and part-time employees (except our CEO) who were employed on December 31, 2018.  To permit meaningful comparisons between full- and part-time employees and between employees who worked for us less than the entire year, we annualized each employee’s compensation based on the percentage of the year they worked for us. The annual total compensation of our median employee was $681,316 for 2018, including the grant date fair value options granted that year and the bonus paid in February 2019 based on 2018 performance.
As disclosed above in the Summary Compensation Table, our CEO’s annual total compensation for 2018 was $6,314,617.

As calculated above, the annual total compensation of our median employee excluding the CEO to that of our CEO is as follows:

Median employee	$681,316
CEO	$6,314,617
Ratio	9:1
Because public companies use different methods to calculate their pay ratios, the ratio we report should not be used as a basis for comparing Corcept to its peers.

COMPENSATION COMMITTEE REPORT*
The Compensation Committee of the Board, or Compensation Committee, has furnished this report on executive compensation. None of the members of the Compensation Committee is currently our officer or employee and all are “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act and “outside directors” for purposes of Section 162(m) of the Internal Revenue Code. The Compensation Committee is responsible for designing, recommending to the Board for approval and evaluating our compensation plans, policies and programs and reviewing and approving the compensation of the Chief Executive Officer and other officers and directors.
This report, filed in accordance with Item 407(e)(5) of Regulation S-K, should be read in conjunction with the other information relating to executive compensation, which is contained elsewhere in this proxy statement and is not repeated here.
In this context, the Compensation Committee hereby reports as follows:

•	The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K contained herein with management; and

•
Based on the review and discussions referred to in paragraph (1) above, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2018.

Compensation Committee

G. Leonard Baker, Jr., Chairman
Daniel M. Bradbury
Daniel N. Swisher, Jr.

*	The material in this report is not soliciting material, and is not deemed filed with the SEC.

REPORT OF THE AUDIT COMMITTEE*

Under the guidance of a written charter adopted by the Board, the purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The responsibilities of the Audit Committee include appointing and providing for the compensation of the Company’s independent registered public accounting firm. Each of the members of the Audit Committee meets the independence requirements of NASDAQ and the SEC.

Management has primary responsibility for the system of internal controls and the financial reporting process. The independent registered public accounting firm has the responsibility to express an opinion on the financial statements and internal control over financial reporting based on an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB).

In this context and in connection with the audited financial statements contained in the Company’s Annual Report on Form 10-K, the Audit Committee:

•
reviewed and discussed the audited financial statements as of and for the fiscal year ended December 31, 2018 with the Company’s management and Ernst & Young LLP, the Company’s independent registered public accounting firm;

•	discussed with Ernst & Young LLP the matters required to be discussed by Auditing Standard No. 1301 “Communications with Audit Committees” as adopted by the PCAOB;

•
received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding Ernst and Young LLP’s communications with the Audit Committee concerning independence and discussed with Ernst & Young LLP their independence;

•	considered and discussed whether the non-audit services, if any, performed by Ernst & Young LLP are compatible with maintaining their independence;

•
reviewed and discussed the reports of management and Ernst & Young LLP on their assessments of the effectiveness of the Company’s internal control over financial reporting as of the end of the most recent fiscal year;

•	reviewed the disclosures regarding the Company’s system of internal controls required to be contained in the Company’s Form 10-K;

•
based on the foregoing reviews and discussions, recommended to the Board that the audited financial statements and management’s report on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2018 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the Securities and Exchange Commission; and

•	instructed Ernst & Young LLP that the Audit Committee expects to be advised if there are any subjects that require special attention.

The Audit Committee has also recommended, subject to stockholder ratification in Proposal 2 in this proxy statement, the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

Audit Committee

Daniel N Swisher, Jr., Chairman
Renée D. Galá
David L. Mahoney

*	The material in this report is not soliciting material, and is not deemed filed with the SEC.

FEES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Audit Fees
Fees for audit services totaled approximately $1,871,000 in 2018 and $1,881,000 in 2017, including fees for professional services provided by Ernst & Young LLP, our independent registered public accounting firm, in connection with the integrated annual audit of our financial statements and internal control over financial reporting in 2018 and 2017, respectively, review of our quarterly financial statements included in Quarterly Reports on Forms 10-Q, consultations on matters addressed during the audit and services provided in connection with other statutory or regulatory filings, including consents.
Audit-Related Fees, Tax Fees, and All Other Fees

Fees for tax advisory services from our independent registered public accounting firm totaled approximately $38,000 and zero in 2018 and 2017, respectively.
We did not incur audit-related fees for assurance and related services, or for any other products or services, from our independent registered public accounting firm in 2018 or 2017.
Pre-approval of audit-related and non-audit services
Our Audit Committee has adopted a policy and procedures for the pre-approval of audit and permissible non-audit services rendered by our independent registered public accounting firm, Ernst & Young LLP. Under this policy, our Audit Committee must pre-approve all audit and non-audit services performed by the Company’s independent auditor in order to ensure that the provision of such services does not impair the auditor’s independence. The policy permits the engagement of the independent registered public accounting firm for services that are approved by our Audit Committee in defined categories such as audit services, audit-related services and tax services. Pre-approval may be given as part of our Audit Committee’s annual review and approval of the scope and estimated cost of non-audit services that may be provided by the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The Audit Committee has also delegated to the Chair of the Audit Committee the authority to pre-approve audit and non-audit services not prohibited by law to be performed by our independent registered public accounting firm and associated fees, provided that the Chair shall report any decision to pre-approve such audit or non-audit services and fees to the full Audit Committee at its next regular meeting. Our Audit Committee receives periodic reports on the scope of services provided and expected to be provided in the future by the independent registered public accounting firm.
Consistent with this policy, in 2018 and 2017 all audit and non-audit services (including audit-related fees, tax fees and all other fees) performed by our independent registered public accounting firm, Ernst & Young LLP, were pre-approved by the Audit Committee.

PROPOSALS TO BE ACTED UPON AT THE ANNUAL MEETING
PROPOSAL 1
ELECTION OF DIRECTORS
At the Annual Meeting, the stockholders will vote on the election of five directors, each to serve until the annual meeting of stockholders in 2020 and until their successors are duly elected and qualified. The Corporate Governance and Nominating Committee has recommended, and the Board has unanimously nominated, G. Leonard Baker, Jr., Joseph K. Belanoff, M.D., David L. Mahoney, Daniel N. Swisher, Jr. and James N. Wilson for election to the Board. The nominees have indicated that they are willing and able to serve as directors. If any of the nominees becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by the Board. The proxies being solicited will be voted for the nominees at the Annual Meeting. Directors will be elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting, assuming a quorum is present. Stockholders do not have cumulative voting rights in the election of directors.
Recommendation of the Board
The Board of Directors unanimously recommends a vote “FOR” the election of the nominees as listed above.
Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards for the election of the nominees as listed above.
PROPOSAL 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
At the Annual Meeting, the stockholders will be asked to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.
Recommendation of the Board
The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

OTHER MATTERS
As of the time of preparation of this proxy statement, neither the Board nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting and this proxy statement. If any other business should properly come before the meeting, or any adjournment or postponement thereof, the persons named in the proxy will vote on such matters according to their discretion.

STOCKHOLDER PROPOSALS FOR THE 2020 ANNUAL MEETING
Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals for inclusion in the proxy statement of the Board of Directors for the 2020 Annual Meeting of Stockholders must be received by us at 149 Commonwealth Drive, Menlo Park, California 94025, on or before December 28, 2019 and must otherwise comply with Rule 14a-8 under the Exchange Act. However, if the date of the 2020 Annual Meeting of Stockholders is changed by more than 30 days from the anniversary date of our 2019 Annual Meeting of Stockholders, such deadline pursuant to Rule 14a-8 under the Exchange Act will instead be a reasonable time before we begin to print and send our proxy materials. If we are not notified by the deadline under Rule 14a-8 under the Exchange Act of a proposal to be brought before the 2020 Annual Meeting of Stockholders by a stockholder, then proxies held by management may provide the discretion to vote against such proposal even though it is not discussed in the proxy statement for such meeting.
In addition, regardless of whether a proposal is included in our proxy statement, our Amended and Restated Bylaws provide that advance notice of a stockholder’s proposal to be brought before the 2020 Annual Meeting of Stockholders, including director nominations, must be delivered to the Secretary of our company at our principal executive offices not earlier than 120 days December 28, 2019 and not later than 90 days (January 27, 2020) prior to the anniversary of the mailing date of the proxy materials for the previous year’s annual meeting. Our Amended and Restated Bylaws also provide that in the event that the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the anniversary date of the preceding year’s annual meeting, this advance notice must be received not later than the close of business on the later of (i) the 120th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made.
Each stockholder’s notice must contain the following information as to each matter the stockholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person (as defined in the Company’s Amended and Restated Bylaws), (b) the text of the proposal or business (including the text of any resolutions proposed for consideration), (c) a reasonably detailed description of all agreements, arrangements and understandings (i) between or among any of the Proposing Persons or (ii) between or among any Proposing Person and any other record or beneficial holder(s) or persons(s) who have a right to acquire beneficial ownership at any time in the future of the shares of any class or series of the Corporation (including their names) in connection with the proposal of such business by such stockholder, and (d) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act. A copy of the full text of the provisions of our Amended and Restated Bylaws dealing with stockholder nominations and proposals is available to stockholders from our Secretary upon written request.

AVAILABLE INFORMATION
We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, file reports, proxy statements and other information with the U.S. Securities and Exchange Commission. Reports, proxy statements and other information filed by us are available on the U.S. Securities and Exchange Commission’s website at www.sec.gov.
We will provide without charge to each person to whom a copy of the proxy statement is delivered, upon the written or oral request of any such persons, additional copies of our Annual Report on Form 10-K for the year ended December 31, 2018 or the 2019 proxy materials. Requests for such copies should be made by written request to Corcept Therapeutics Incorporated, 149 Commonwealth Drive, Menlo Park, California 94025, Attention: Secretary, or by oral request by calling (650) 327-3270.

By Order of the Board of Directors,

/s/ G. Charles Robb
G. Charles Robb
Chief Financial Officer and Secretary
Menlo Park, California
April 24, 2019
YOUR VOTE IS IMPORTANT!
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE YOUR SHARES BY INTERNET, BY TELEPHONE OR BY COMPLETING, SIGNING, DATING AND MAILING PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.bl

**The 2019 Proxy Statement and our 2018 Annual Report are available at http://www.corcept.com/proxymaterials/2019**

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

**PROXY**

# CORCEPT THERAPEUTICS INCORPORATED

The undersigned hereby appoints Joseph K. Belanoff, M.D., G. Charles Robb and James N. Wilson, or any one of them, with full power of substitution, as proxies to vote at the Annual Meeting of Stockholders of Corcept Therapeutics Incorporated (the "Company") to be held on June 18, 2019 at 7:30 a.m., local time, at 149 Commonwealth Drive, Menlo Park, CA 94025, and at any adjournment or postponement thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and in their discretion upon such other matters as may come beofre the meeting.

**This proxy, when properly executed, will be voted in the manner directed. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED "FOR" EACH NOMINEE FOR DIRECTOR IN PROPOSAL 1 AND "FOR" PROPOSAL 2. This proxy may be revoked by the undersigned at any time, prior to the time it is voted by any of the means described in the accompanying proxy statement.**

**(Continued, and to be marked, dated and signed, on the other side)**

**YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.**

**Vote by Internet or Telephone – QUICK ★★★ EASY**
**IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail**

# CORCEPT THERAPEUTICS INCORPORATED

**As a stockholder of Corcept Therapeutics Incorporated, you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on June 17, 2019.**

**INTERNET/MOBILE — www.cstproxyvote.com**
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

**PHONE — 1 (866) 894-0536**
Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

**PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.**

**MAIL —** Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

▲ **FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED** ▲

**PROXY**

Please mark your votes like this **X**

**The Board of Directors recommends that you vote "FOR" the election of each of the following nominees and "FOR" Proposal 2.**

1. To elect five directors, to hold office until the 2020 Annual Meeting of Stockholders and until their successors are duly qualified and elected, the nominees listed below:

| Nominees | FOR All nominees listed (except as indicated below) | WITHHOLD AUTHORITY to vote (as to all nominees) |
|---|---|---|
| 01 James N. Wilson<br>02 G. Leonard Baker, Jr.<br>03 Joseph K. Belanoff, M.D.<br>04 David L. Mahoney<br>05 Daniel N. Swisher, Jr. | ☐ | ☐ |

**(INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name on the line provided below.)**

________________________________________

| | FOR | AGAINST | ABSTAIN |
|---|---|---|---|
| 2. To ratify the appointment of Ernst & Young LLP, as the Company's independent registered public accounting fi rm for the fi scal year ended December 31, 2019. | ☐ | ☐ | ☐ |

**PROPOSALS. This proxy may be revoked by the undersigned at any time, prior to the time it is voted, by any other means described in the accompanying proxy statement.**

CONTROL NUMBER

**Signature**____________________ **Signature**____________________ **Date**________ **, 2019.**

Date and sign exactly as name(s) appear(s) on this proxy. If signing for estates, trusts, corporations or other entities, title or capacity should be stated. If shares are held jointly, each holder should sign.